EENT Presented at 2nd Annual Winter Technology Conference Hosted by Security Research Associates and MDB Capital Group

PLANO, TX -- (MARKET WIRE) -- 02/16/2006 -- Energy & Engine Technology Corporation (OTC BB: EENT), a leading developer of auxiliary power generators for the long haul trucking industry, today announced Willard G. McAndrew, III, CEO, has presented at the 2nd Annual Winter Technology Conference hosted by Security Research Associates and MDB Capital Group. The conference was held yesterday at the Campton Place Hotel in San Francisco. At the presentation, Mr. McAndrew announced EENT's first public preliminary guidance, based upon recent sales discussions with industry distributors and small fleets, with the following projected twelve month numbers: gross sales of $33,974,750; 5220 units sold and gross margin of $8,402,870. Projected numbers are also predicated upon the ability of production capacity to meet sales demand. A copy of this presentation is available at www.eent.net/ir.htm.

Conference attendees were scheduled to include a select group of 100 institutional portfolio managers and analysts, and featured CEO's and CFO's from some of the fastest growing companies in the technology sector.

In discussing his conference participation, Mr. McAndrew, stated: "I am pleased to be first to present at the Technology Conference and to broaden institutional awareness of EENT and the large scale opportunity presented to reduce diesel emissions from long haul trucking. After the presentation, I will conduct several one on one meetings for a more personal and in depth opportunity to discuss the future of EENT and the environmental aspects of the AXP 1000."

About EENT

EENT (http://www.eent.net), headquartered in Plano, Texas, develops and markets power generation products for the long haul trucking industry and heating and air conditioning systems for the long haul trucking and marine industries.

About Security Research Associates

Security Research Associates (SRA) was founded in San Francisco in 1980 and, today, offers both investment banking services as well as institutional brokerage services. A boutique firm by design, SRA works with a select group of portfolio managers from around the country and focuses on technology and life science companies in the micro and small cap arenas. For more information about SRA see our website at www.sracap.com or call us at 415-925-0346.

About MDB Capital Group LLC

MDB Capital Group is a boutique investment bank dedicated to providing financial services to emerging growth companies, as well as institutional asset management firms, mutual funds, hedge funds and high net worth individuals. Founded in 1997, MDB provides investment banking, equity research, and equity and fixed income sales and trading services. To learn more about MDB Capital Group, please access our website at www.mdbcapital.com or call (310) 526-5000.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this communication (as well as information included in oral statements or other written statements made or to be made by EENT) contains statements that are "forward-looking," as defined in Section 21E of the Securities Exchange Act, such as statements relating to the future anticipated direction of the high technology and energy industries, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, potential production capacity, anticipated sales growth and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of EENT. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financial activities, domestic and global economic conditions, changes in federal or state tax laws and market competition factors. These and other factors, which could cause actual results to differ materially, are discussed in more detail in EENT's filings with the Securities and Exchange Commission. Projected revenues are based upon projected unit sales at historical average per unit sales prices. Average per unit sales prices may be affected by changes in the mix of purchasers between individual owner operators and fleets/dealers. Preliminary numbers may change upon verification by internal accounting procedures.

Contact:

Energy & Engine Technology Corporation, Plano
Will McAndrew
972-732-6360
www.eent.net

SRA
Email Contact
415-925-0346
www.sracap.com

SOURCE: Energy & Engine Technology Corporation